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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of SunLink Health Systems, Inc. on Form S-8 of our reports dated September 9, 2002, appearing in the Annual Report on Form 10-K of SunLink Health
Systems, Inc. for  the year ended June 30, 2002.

/s/ Deloitte & Touche LLP


Atlanta, Georgia
September 17, 2002